CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 22, 2004 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 7 to Sparrow Funds' Registration Statement on Form N-1A (file no. 333-59877), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.

/s/ Cohen McCurdy, Ltd
Cohen McCurdy, Ltd
Westlake, Ohio
December 29, 2004

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment # 7 to Sparrow Funds' Registration Statement on Form N-1A (file No. 333-59877), including the reference to our firm under the heading "Financial Highlights" in the Fund's Prospectus.


/s/ McCurdy & Associates CPA's, Inc.
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
December 29, 2004